UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 11, 2026

EWSB Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-56690	Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

109 West Second Street, Kaukauna, Wisconsin		54130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (920) 766-4646

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2026, the Boards of Directors of EWSB Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, East Wisconsin Savings Bank (the “Bank”), appointed Hope Lundt to serve on their respective Boards of Directors (the “Boards”), subject to any applicable regulatory non-objection and approval requirements. No decisions have been made regarding Ms. Lundt’s service on any committee of the Boards.
There are no arrangements or understandings between Ms. Lundt and any other person pursuant to which she became a director.  Ms. Lundt is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.  When and if Ms. Lundt joins the Boards, she will receive the standard compensatory arrangements for non-employee directors, as described in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EWSB BANCORP, INC.

DATE: May 12, 2026	By:	/s/ Charles D. Schmalz
Charles D. Schmalz
President and Chief Executive Officer